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                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported):  March 18, 2004

                                BRIGHTPOINT, INC.
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             (Exact name of Registrant as specified in its charter)

           DELAWARE                       0-23494                35-1778566
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(State or other jurisdiction            (Commission          (I.R.S. Employer
       of incorporation)                File Number)         Identification No.)

501 Airtech Parkway, Plainfield, Indiana                             46168
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(Address of principal executive offices)                          (Zip Code)

Registrant's telephone number, including area code: (317) 707-2355

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(Former name or former address, if changed since last report)

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Item 5. Other Events

                  On March 22, 2004, Brightpoint, Inc. ("Brightpoint") issued a press release in the form attached hereto as Exhibit 99.1, which is incorporated herein by reference. The Company announced that its North America subsidiaries Brightpoint North America L.P. and Wireless Fulfillment Services LLC (together the "Companies") entered into an amended and restated revolving credit facility (the "Revolver") with a syndicate of lenders led by GE Commercial Finance. Under its terms, as amended, the Revolver matures in 2007, provides borrowing availability, subject to borrowing base calculations and other limitations, of $70 million, and decreases pricing to reflect the Companies' improved financial performance. The amended Revolver also affords Brightpoint increased flexibility in accessing capital generated by the Companies.

Item 7. Financial Statements, Pro Forma Financial Information and Exhibits

         (a) - (b) Not Applicable

         (c)    Exhibits.

         99.1   Brightpoint, Inc. Press Release dated March 22, 2004.

         99.2 Amended and Restated Credit Agreement dated as of March 18, 2004 among Brightpoint North America L.P., Wireless Fulfillment Services LLC, the other credit parties signatory thereto, the lender signatory thereto from time to time and General Electric Capital Corporation. **

         99.3     Cautionary Statements.


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** Portions of this document have been omitted and filed separately with the
Securities and Exchange Commission pursuant to a request for confidential treatment under Rule 24b-2 of the Securities Exchange Act of 1934.

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                                   SIGNATURES

                  Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                                    BRIGHTPOINT, INC.
                                    (Registrant)

                                    By: /s/ Steven E. Fivel
                                        ----------------------------------------
                                    Steven E. Fivel
                                    Executive Vice President and General Counsel

Date:  March 23, 2004

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